October 24, 2011

FINANCING AGREEMENT

This Financing Agreement between Eaglecrest Resources, Inc., a Nevada corporation (the “Company”) and Maxum Overseas Fund, a ______________________________________ (“Maxum”), sets forth the proposed terms for an investment in the Company (this “Agreement”).

1.
The Company desires to raise up to $2,000,000 through the sale of shares of its common stock at $0.50 per share and warrants to purchase 2 shares of common stock of the Company with an exercise price of $0.75 per share and a term of 5 years (the “Financing”).  These securities will not be registered and will be subject to Rule 144 under the Securities Act of 1933, as amended.

2.
Maxum will purchase $100,000 shares of common stock of the Company under the Financing promptly after execution of this Agreement.  Additionally, Maxum agrees to either (i) invest an additional $1,900,000 in the Financing, or (ii) assist the Company in securing a portion of such Financing from alternate sources within the time period specified by the Company to meet its funding obligations.  The investor providing such Financing will provide all information regarding such investor as may be required for the Company to comply with all applicable securities or other laws relating to the private placement of securities, including, as applicable, an accredited investor questionnaire, a Regulation S questionnaire and representations required under the United States Patriot Act.

3.	In the event Maxum assists the Company in securing the Financing from other sources, Maxum will not be entitled to any finder’s fee or other compensation for such service.

4.	The Company and Maxum acknowledge and agree that there are no intended third party beneficiaries of this Agreement.

5.
This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, and each party separately and unconditionally subjects itself to the jurisdiction of any court of competent authority in the State of New York.  This Agreement may be executed in counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.

EAGLECREST RESOURCES, INC.

By:	Address:
Name:
Title:

The foregoing terms of this Agreement are hereby accepted.

MAXUM OVERSEAS FUND

By:	Address:
Name:
Title: